As filed with the Securities and Exchange Commission on July 16, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Thomas Properties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6500	20-0852352
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ARCO Plaza, 515 South Flower Street, Sixth Floor

Los Angeles, California 90071

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-114527

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of Each Exchange on Which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

Item 1.	Description Of Registrant’s Securities To Be Registered

The description of the common stock, par value $0.01 per share, of Thomas Properties Group, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” set forth in the Prospectus that constitutes a part of the Registrant’s Registration Statement (File No. 333-114527), originally filed with the Securities and Exchange Commission on April 16, 2004 and as subsequently amended, and is hereby incorporated herein by reference.

Item 2.	Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

* 3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant

* 3.2	By-laws of the Registrant

*	Incorporated by reference to the identically numbered exhibit in the Registrant’s Registration Statement (File No. 333-114527).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Thomas Group Properties, Inc.

Dated: July 15, 2004	By:	/s/ JAMES A. THOMAS
		Name:	James A. Thomas
		Title:	Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

* 3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant

* 3.2	By-laws of the Registrant

*	Incorporated by reference to the identically numbered exhibit in the Registrant’s Registration Statement (File No. 333-114527).